EXHIBIT 99.3

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           WESTAR ENERGY TO SELL SOME ONEOK PREFERRED SHARES TO ONEOK
                   AND TO EXCHANGE REMAINING PREFERRED SHARES


         TOPEKA, Kan., January 9, 2003 -- Westar Energy, Inc. (NYSE:WR) announced today that it and its wholly owned subsidiary Westar Industries, Inc. have entered into an agreement with ONEOK, Inc. (NYSE:OKE) to sell ONEOK a portion of the shares of ONEOK Series A Convertible Preferred Stock held by Westar Industries at the prevailing market price, less transaction costs, and to exchange Westar Industries' remaining shares of Series A Convertible Preferred Stock for new shares of ONEOK $0.925 Series D Non-Cumulative Convertible Preferred Stock. ONEOK will use half of the net proceeds up to $250 million from future financing transactions to pay Westar Industries for the Series A Convertible Preferred Stock. The effectiveness of the sale and related transactions is subject to approval by the Kansas Corporation Commission and other conditions, including the receipt by ONEOK of proceeds from future equity or other financing transactions.

         "All of the proceeds realized from selling the ONEOK stock will be used to reduce Westar Energy's debt. This is a significant step toward achieving our financial goals," said Jim Haines, Jr., Westar Energy, Inc. president and chief executive officer. "We appreciate the opportunity to work with ONEOK and look forward to the KCC's help in facilitating this transaction ."


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         ONEOK has agreed to file a shelf registration statement, following completion of the sale and the exchange, to register for resale to the public all the Series D Convertible Preferred shares held by Westar Industries and 4.7 million shares of ONEOK common currently held by Westar Industries. The timing of sales of the stock held by Westar Industries will be governed by a new Registration Rights Agreement entered into among Westar Energy, Westar Industries and ONEOK and to market and other conditions.

         The Series D Convertible Preferred Stock will have substantially the same terms as the Series A Convertible Preferred Stock, except that:

     o The Series D Convertible Preferred Stock will have a fixed quarterly cash dividend of 23.125 cents per share, as declared by ONEOK's board of directors;

     o The Series D Convertible Preferred Stock will be redeemable by ONEOK at any time after August 1, 2006 in the event that the closing price of ONEOK common stock exceeds $25 for 30 consecutive trading days after such date; the per share redemption price will be $20;

     o Each share of Series D Convertible Preferred Stock will be convertible into one share of ONEOK common stock, subject to adjustment for stock splits, stock dividends, reverse stock splits or any transaction with comparable effects; and

     o Westar Industries may not convert any shares of Series D convertible Preferred Stock held by it unless the annual per share dividend for the ONEOK common

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          stock for the previous year is greater than 92.5 cents per share and such conversion would not subject Westar Energy, Westar Industries nor ONEOK to the Public Utility Holding Company Act of 1935.

     Westar Energy, Westar Industries and ONEOK have also agreed to amend the terms of their existing Shareholder Agreement and Registration Rights Agreement. The new agreements will not be effective until the sale and the exchange are completed. Under the new agreements:

     o Westar Industries will be prohibited from acquiring any additional securities of ONEOK.

     o Westar Industries may make private sales of shares as long as each sale involves less than five percent of ONEOK's outstanding common shares (assuming conversion of the Series D Convertible Preferred Stock to be sold) and is made to an owner of less than five percent of ONEOK's outstanding common shares. Westar Industries may make public sales in any broad underwritten offering under the shelf registration statement.

     o Westar Industries will have the right to designate one ONEOK board member.

     o Westar Industries will not be obligated to sell into stock repurchases by ONEOK.

     o The new Shareholder Agreement will terminate if Westar Energy's or any affiliate's beneficial ownership falls below 10 percent of ONEOK's outstanding com-mon shares (assuming conversion of the Series D
          Convertible Preferred into ONEOK common stock).

     o The top-up rights, dilutive issuance rights and buy/sell option provided for in the previous Shareholder Agreement are eliminated in the new agreement.

     Westar Energy, Inc. (NYSE: WR) is a consumer services company with interests in monitored services and energy. The company has total assets of approximately $7 billion, including security company holdings through ownership of Protection One, Inc. (NYSE: POI) and Protection One Europe, which have approximately 1.2 million security customers. Westar Energy is the largest electric utility in Kansas providing service to about 647,000 customers in the state. Westar Energy has nearly 6,000 megawatts of electric generation capacity and operates and coordinates more than 34,700 miles of electric distribution and transmission lines. Through its ownership in ONEOK, Inc. (NYSE: OKE), a Tulsa, Okla.- based natural gas company, Westar Energy has a 44.7 percent interest in one of the largest natural gas distribution companies in the nation, serving more than 1.4 million customers.

     For more information about Westar Energy, visit us on the Internet at http://www.wr.com.

     Forward-looking statements: Certain matters discussed here and elsewhere in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe," "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning capital expenditures, earnings, liquidity and capital resources, litigation, rate and other regulatory matters, possible corporate restructurings, mergers, acquisitions, dispositions, including the proposed separation of Westar Industries, Inc. from our electric utility businesses and the possible sale of our ONEOK, Inc. stock, compliance with debt and other restrictive covenants, changes in accounting requirements and other accounting matters, interest and dividends, Protection One's financial condition and its impact on our consolidated results, environmental matters, changing weather, nuclear operations, ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses, events in foreign markets in which investments have been made and the overall economy of our service area. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation or re-regulation; ongoing municipal, state and federal activities; future economic conditions; political, legislative and regulatory developments, including developments in the proceeding pending before the Kansas Corporation Commission; regulated and competitive markets; changes in the 10-year United States Treasury rates and the corresponding impact on the fair value of our call option contract, and other circumstances affecting anticipated operations, sales and costs. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.